UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2850 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01            Completion of Acquisition or Disposition of Assets.

On December 21, 2012, ZaZa Energy Corporation (the “Company”), pursuant to that certain Share Purchase Agreement dated November 13, 2012 (the “Purchase Agreement”), through its wholly-owned subsidiary ZaZa France SAS (“Seller”), completed the sale of 100% of the shares in ZaZa Energy France SAS to Vermillion REP SAS, a wholly-owned subsidiary of Vermillion Energy Inc.

Upon the closing, the net purchase price paid to Seller was approximately $76.0 million in cash following the application of certain closing adjustments required by the Purchase Agreement.  Following reductions for advisor fees, estimated liquidation costs and taxes, the net proceeds to Company were approximately $68.0 million.  The Company used approximately half of the net proceeds to pay down part of its remaining senior secured notes.  Additionally, as part of the Paris Basin Agreement signed with Hess Corporation (“Hess”) in July 2012, $15.0 million of the sales proceeds will be held in escrow until all exploration permits for the Paris Basin are successfully transferred to Hess.  The remaining net proceeds will be used by the Company to fund its development program.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2012 and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits

(b)       Pro Forma Financial Information.

This Current Report on Form 8-K/A of ZaZa Energy Corporation (the "Company") amends the Company's Current Report on Form 8-K filed on December 27, 2012.  This Amendment is being filed solely to furnish pro forma information with respect to the divestiture of the Company's wholly-owned subsidiary ZaZa Energy France SAS.

The unaudited pro forma consolidated financial statements giving effect to the disposition of as of September 30, 2012 and for the three and nine months ended September 30, 2012 as Exhibit 99.1.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

2.1

Share Purchase Agreement, dated November 13, 2012, by and between ZaZa France SAS and Vermillion REP SAS (incorporated herein by reference to Exhibit 10.1 to ZaZa Energy Corporation’s Current Report on Form 8-K filed on November 19, 2012)

99.1*	Unaudited Pro Forma Consolidated Financial Statements of ZaZa Energy Corporation

____________________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: January 25, 2013	By:	/s/ TODD A. BROOKS
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Share Purchase Agreement, dated November 13, 2012, by and between ZaZa France SAS and Vermillion REP SAS (incorporated herein by reference to Exhibit 10.1 to ZaZa Energy Corporation’s Current Report on Form 8-K filed on November 19, 2012)

99.1*	Unaudited Pro Forma Consolidated Financial Statements of ZaZa Energy Corporation

____________________________

* Filed herewith.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

        The unaudited pro forma consolidated statements of income for the three and nine months ended September 30, 2012 have been prepared as though the divestiture had occurred on July 1, 2012 and January 1, 2012, respectively.   The unaudited pro forma consolidated balance sheet at September 30, 2012 has been prepared as though the divestiture had occurred on September 30, 2012. The pro forma adjustments are based on available information and assumptions that our management believes are reasonable; however, such adjustments are subject to change based on the finalization of the terms of the divestiture.  In addition, such adjustments are estimates and may not prove to be accurate.

The unaudited pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of ZaZa Energy Corporation would have been had the transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

ZAZA ENERGY CORPORATION

PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited)

AS OF SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments	Pro Forma

	(In thousands except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$24,623	$16,974	$41,597
Restricted cash	-	15,000	15,000
Accounts receivable - joint interest	2,632	(2,574)	58
Accounts receivable - revenue receivable	838	-	838
Accounts receivable - related party	-	-	-
Prepayments and other current assets	3,587	(2,662)	925
Total current assets	31,680	26,738	58,418

Property and equipment
Oil and gas properties, successful efforts method	271,888	(111,002)	160,886
Furniture and fixtures	3,913	(1,029)	2,884
Total property and equipment	275,801	(112,031)	163,770
Accumulated depletion, depreciation and amortization	(10,687)	4,250	(6,437)
Property and equipment, net	265,114	(107,781)	157,333

Goodwill	-	-	-
Other assets	3,232	(104)	3,128

Total assets	$300,026	$(81,147)	$218,879

continued on next page

ZAZA ENERGY CORPORATION

PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited)

AS OF SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments	Pro Forma

	(In thousands except share and per share data)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable - trade	$9,377	$(4,420)	$4,957
Accounts payable - related parties	115	-	115
Advances from joint interest owner	-	-	-
Accrued liabilities	9,210	-	9,210
Revolving line of credit	-	-	-
Notes payable to members	-	-	-
Income taxes payable	4,982	(1,764)	3,218
Total current liabilities	23,684	(6,184)	17,500

Long-term accrued liabilities	348	(329)	19
Asset retirement obligations	4,984	(4,705)	279
Deferred income taxes	69,547	(33,630)	35,917
Subordinated notes	47,330	-	47,330
Senior Secured Notes, net of discount	46,752	(33,800)	12,952
Warrants associated with Senior Secured Notes	38,947	-	38,947
Total liabilities	231,592	(78,648)	152,944

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value, 25,000,000 shares authorized; zero issued or outstanding	-	-	-
Common stock, $0.01 par value, 250,000,000 shares authorized; 101,769,953 and 75,976,500 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	1,018	-	1,018
Additional paid-in capital	100,909	-	100,909
Accumulated retained (deficit) earnings	(31,275)	(4,717)	(35,992)
Accumulated other comprehensive income	(2,218)	2,218	-
Total stockholders’ equity (deficit)	68,434	(2,499)	65,935

Total liabilities and stockholders’ equity (deficit)	$300,026	$(81,147)	$218,879

ZAZA ENERGY CORPORATION

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments	Pro Forma

	(In thousands except per share data)
Revenues and other income:
Oil and gas revenues	$26,991	$(19,638)	$7,353
Bonus income	-	-	-
Other income	197,027	-	197,027
Total revenues and other income	224,018	(19,638)	204,380
Operating costs and expenses:
Lease operating expense	8,894	(5,902)	2,992
Exploration expense	3,284	(3,284)	-
Depreciation, depletion and amortization	10,395	(5,165)	5,230
Accretion expense	411	(399)	12
Impairment of oil and gas properties	22,746	(20,586)	2,160
Impairment of goodwill	39,749	(39,749)	-
General and administrative	76,057	(5,022)	71,035
Total operating costs and expenses	161,536	(80,107)	81,429

Operating income (loss)	62,482	60,469	122,951
Other expense
Foreign currency exchange (gain) loss	138	(107)	31
Loss on extinguishment of debt	15,224	-	15,224
Interest expense, net	9,999	(899)	9,100
(Gain) loss on fair value of warrants	5,315	-	5,315
Total other expense	30,676	(1,006)	29,670

Income (loss) before taxes	31,806	61,475	93,281

Income tax provision	65,260	(31,697)	33,563

Net income (loss) available to common shareholders	$(33,454)	$93,172	$59,718

Basic income (loss) available to common shareholders per share:	$(0.35)		$0.62

Diluted income (loss) available to common shareholders per share:	$(0.35)		$0.62

Weighted average shares outstanding:
Basic	96,879		96,879
Diluted	96,879		96,879

ZAZA ENERGY CORPORATION

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments	Pro Forma

	(In thousands except per share data)
Revenues and other income:
Oil and gas revenues	$10,211	$(8,013)	$2,198
Bonus income	-	-	-
Other income	196,985	-	196,985
Total revenues and other income	207,196	(8,013)	199,183
Operating costs and expenses:
Lease operating expense	3,457	(2,611)	846
Exploration expense	3,181	(3,181)	-
Depreciation, depletion and amortization	4,130	(2,148)	1,982
Accretion expense	54	(50)	4
Impairment of oil and gas properties	22,746	(20,586)	2,160
General and administrative	18,155	(842)	17,313
Total operating costs and expenses	51,723	(29,418)	22,305

Operating income (loss)	155,473	21,405	176,878
Other expense
Foreign currency exchange (gain) loss	(85)	84	(1)
Loss on extinguishment of debt	15,224	-	15,224
Interest expense, net	3,736	(618)	3,118
(Gain) loss on fair value of warrants	(27,106)	-	(27,106)
Total other expense	(8,231)	(534)	(8,765)

Income (loss) before taxes	163,704	21,939	185,643

Income tax provision	29,872	(30,037)	(165)

Net income (loss) available to common shareholders	$133,832	$51,976	$185,808

Basic income (loss) available to common shareholders per share:	$1.32		$1.83

Diluted income (loss) available to common shareholders per share:	$1.02		$1.51

Weighted average shares outstanding:
Basic	101,731		101,731
Diluted	105,020		105,020

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Overview

On December 21, 2012, ZaZa Energy Corporation (the “Company”), pursuant to that certain Share Purchase Agreement dated November 13, 2012 (the “Purchase Agreement”), through its wholly-owned subsidiary ZaZa France SAS (“Seller”), completed the sale of 100% of the shares in ZaZa Energy France SAS to Vermillion REP SAS, a wholly-owned subsidiary of Vermillion Energy Inc.

1.	Pro forma adjustments to assets consist of the following (in thousands):

	Cash and cash equivalents	Restricted cash	Accounts receivable - joint interest	Prepayments and other current assets	Property and equipment, net	Other assets

Receipt of proceeds	$70,800	$15,000	$-	$-	$-	$-
Payment of Senior Secured Notes principal, interest and prepayment fee	(35,950)	-	-	-	-	-
Payment of restructuring costs	(11,542)	-	-	-	-	-
Elimination of the French subsidiary assets	(6,334)	-	(2,574)	(2,662)	(107,781)	(104)
	$16,974	$15,000	$(2,574)	$(2,662)	$(107,781)	$(104)

2.	Pro forma adjustments to liabilities consist of the following (in thousands):

	Accounts payable - trade	Income taxes payable	Long-term accrued liabilities	Asset retirement obligations	Deferred income taxes	Senior Secured Notes, net of discount

Elimination of the French subsidiary liabilities	$(4,420)	$(4,331)	$(329)	$(4,705)	$(33,630)	$-
Accrual for additional income taxes	-	2,567	-	-	-	-
Payment of Senior Secured Notes principal	-	-	-	-	-	(33,800)
	$(4,420)	$(1,764)	$(329)	$(4,705)	$(33,630)	$(33,800)

3.	Pro forma adjustments to equity consist of the following (in thousands):

	Accumulated retained (deficit) earnings	Accumulated other comprehensive income

Senior Secured Notes principal prepayment fee	$(2,150)	$-
Accrual for additional income taxes	(2,567)	-
Elimination of the French subsidiary accumulated other comprehensive income		2,218
	$(4,717)	$2,218

4.

Pro forma statements of operations have been prepared as if the divestiture had occurred at the beginning of the period and consist of the following adjustments for the periods indicated (in thousands):

Nine months ended September 30, 2012

	Oil and gas revenues	Operating costs and expenses	Foreign currency exchange (gain) loss	Interest expense, net	Income tax expense (benefit)

Elimination of the French subsidiary income and expenses	$(19,638)	$(80,107)	$(107)	$768	$(34,264)
Accrual for additional income taxes	-				2,567
Elimination of interest on Senior Secured Notes repaid	-	-	-	(1,667)	-
	$(19,638)	$(80,107)	$(107)	$(899)	$(31,697)

Three months ended September 30, 2012

	Oil and gas revenues	Operating costs and expenses	Foreign currency exchange (gain) loss	Interest expense, net	Income tax expense (benefit)

Elimination of the French subsidiary income and expenses	$(8,013)	$(29,418)	$84	$66	$(32,604)
Accrual for additional income taxes	-				2,567
Elimination of interest on Senior Secured Notes repaid	-	-	-	(684)	-
	$(8,013)	$(29,418)	$84	$(618)	$(30,037)